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                                                                   EXHIBIT 10.12

                           RESTRICTED STOCK AGREEMENT

                              MARINER ENERGY, INC.
                            EQUITY PARTICIPATION PLAN

Employee:                              ______________

Date of Grant:                         March 11, 2005

RS Grant Number:                       ______________

Number of Restricted Shares Granted:   ______________

     1. Notice of Grant. Subject to the terms and conditions of the Plan and this Agreement and subject to your execution of this Agreement within 14 days after the Date of Grant, you are hereby granted pursuant to the Mariner Energy, Inc. Equity Participation Plan (the "Plan") the above number of restricted shares of Common Stock ("Restricted Stock") of Mariner Energy, Inc. (the "Company"). If you fail to execute this Agreement within 14 days after the Date of Grant, the grant of Restricted Stock and this Agreement shall be void as of the Date of Grant.

     2. Vesting of Restricted Stock. Subject to the further provisions of this Agreement, the shares of Restricted Stock shall become 100% vested upon the earlier of: (i) later to occur of: (A) the first anniversary of the Date of Grant and (B) the Public Sale Date (as defined below) and (ii) the second anniversary of the Date of Grant. For purposes of this Agreement, the "Public Sale Date" shall mean the earlier to occur of: (a) the 90th day following the date on which the Common Stock is listed on the New York Stock Exchange or admitted to trading and quoted on the Nasdaq National Market or Nasdaq SmallCap Market and (b) the first date on which both of the following conditions are met:
(1) a registration statement covering the resale of the Restricted Stock has been declared effective by the Securities and Exchange Commission, and no stop order suspending the effectiveness of such registration statement is in effect and (2) the Common Stock is listed on the New York Stock Exchange or admitted to trading and quoted on the Nasdaq National Market or Nasdaq SmallCap Market; provided, however, that if upon the occurrence of any event described in clauses
(a) and (b) the Restricted Stock is subject to restrictions on resale as a result of a lock-up agreement or arrangement applicable to such shares in connection with a public offering of stock, the Public Sale Date shall be the earlier of the first business day following the date of expiration of the lock-up period and a date 181 days from the date the lock-up period commenced.

     Notwithstanding the above vesting schedule, but subject to the further provisions hereof, upon the occurrence of the following events the unvested shares of Restricted Stock shall vest or be forfeited as provided below:

          (a) Disability. If your employment with the Company terminates by reason of a disability that entitles you to benefits under the Company's or an affiliate's long-term disability plan, the unvested shares of Restricted Stock shall become fully vested.

          (b) Death. If you die while in the employ of the Company, the unvested shares of Restricted Stock shall become fully vested.

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          (c) By the Company other than for Cause. If your employment with the
     Company is terminated by the Company for any reason other than for Cause (as defined below), the unvested shares of Restricted Stock shall become fully vested. For purposes of this Section 2, the term "Cause" shall have the meaning ascribed to such term in the written employment agreement between you and the Company, or if you do not have such an agreement with the Company, shall mean (i) a material failure to perform your duties, (ii) your conviction of or plea of nolo contendere for any felony or any misdemeanor involving moral turpitude, dishonesty, fraud or breach of trust, (iii) your willful engagement in gross misconduct in the performance of your duties, (iv) your substance abuse, (v) your misappropriation of funds, or (vi) your disparagement of the Company or any affiliate or any of their respective managements or employees.

          (d) Termination for Cause or other than for Good Reason. If your employment with the Company is terminated by the Company for Cause or by you other than for a Good Reason (as defined below), the unvested shares of Restricted Stock shall be forfeited without consideration. For purposes of this Section 2, the term "Good Reason" shall have the meaning ascribed to such term in the written employment agreement between you and the Company, or if you do not have such an agreement with the Company, shall mean (i) a material adverse change in the nature or scope of your authorities, powers, duties and functions performed; (ii) a material reduction in your base salary or in the cash bonus opportunities made available to you, excluding opportunities under (A) any plan, program, arrangement or agreement providing for compensation in the form of overriding royalty interests or income from overriding royalty interests, (B) any equity-based compensation plans, programs, arrangements or agreements, including, but not limited to, stock options, and (C) 401(k) and profit-sharing plans; or (iii) your permanent place of employment with the Company is changed to a location that is more than 50 miles from your location prior to such change.

          (e) For Good Reason. If your employment with the Company is terminated by you for a Good Reason, the unvested shares of Restricted Stock shall become fully vested.

          (f) Change of Control. If you have been continuously employed by the Company from the Date of Grant to the date upon which a Change of Control occurs, then the unvested shares of Restricted Stock shall become fully vested upon the date of such Change of Control.

     For purposes of this Agreement, "Change of Control" shall mean (i) after the Date of Grant, any person or group of affiliated or associated persons acquires more than 35% of the voting power in the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company; or (iii) the dissolution of the Company; or (iv) the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then "beneficially owned" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing, a Change of Control shall not include any acquisition resulting from the consummation of the private placement offering of common stock of the Company under Rule 144A and/or Regulation D prior to March 31, 2005.


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     For purposes of this Agreement, "employment with the Company" shall include being an employee of the Company or a Parent Entity or Subsidiary.

     All shares of Restricted Stock that are not vested on or before your termination of employment with the Company as provided above shall be automatically cancelled and forfeited without consideration upon your termination.

     Any distributions on a share of Restricted Stock shall be held by the Company without interest until the Restricted Stock with respect to which the distribution was made becomes vested or is forfeited and then such withheld distribution shall be paid or forfeited, as the case may be.

     3. Book Entry. A book entry evidencing the shares of Restricted Stock shall be made in your name in the books of the Company maintained by its transfer agent, pursuant to which you shall have all of the rights of a shareholder of the Company (except with respect to distributions as provided above) with respect to the shares of Restricted Stock, including, without limitation, voting rights. The book entry shall reflect the restrictions on transfer set forth in
Section 4 below. Upon vesting, the Company shall cause the book entry to be amended to remove any restrictions (except for any restrictions required pursuant to applicable securities laws or any other agreement to which you are a party) with respect to the shares of Restricted Stock that have vested.

     4. Nontransferability of Restricted Stock. Prior to vesting, you may not sell, transfer, pledge, exchange, hypothecate or dispose of the shares of Restricted Stock in any manner otherwise than by will or by the laws of descent or distribution. A breach of the terms of this Agreement shall cause a forfeiture of all shares of unvested Restricted Stock.

     5. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.

     6. Withholding of Tax. To the extent that the receipt of the shares of Restricted Stock or the vesting thereof results in income to you for federal, state or other tax purposes, unless the Company agrees otherwise, you shall either pay the Company an amount of cash equal to the Company's tax withholding obligations or have the Company withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as the Company determines to be necessary to satisfy the tax required to be withheld by the Company; provided however, that if you fail to satisfy the Company's tax withholding obligations, the Company, in its sole discretion, may withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as it determines to be necessary to satisfy the tax required to be withheld by the Company.

     7. Amendment. Except as provided below, this Agreement may not be modified in any respect by any verbal statement, representation or agreement or by any employee, officer, or representative of the Company or by any written agreement unless signed by you and by an


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officer of the Company who is expressly authorized by the Company to execute such document. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the terms of this grant do not, in whole or in part, satisfy the requirements of Section 409A of the Internal Revenue Code, to the extent applicable, the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.

     8. Status of Stock. You agree that the shares of Restricted Stock issued under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of the terms and provisions of any applicable federal or state securities laws. You also agree that (i) the book entry made (or the certificates, if any are issued) representing the shares of Restricted Stock may bear such restriction, restrictions, legend or legends as the Committee deems appropriate, (ii) the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, be contrary to the terms and provisions of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.

     9. General. You agree that the shares of Restricted Stock are granted under and governed by the terms and conditions of the Plan and this Agreement. In the event of any conflict, the terms of the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Agreement.

                                       MARINER ENERGY, INC.


                                       By:
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                                           Scott D. Josey
                                           Chief Executive Officer and President


                                       [NAME]


                                       -----------------------------------------
                                       Signature


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